UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    July 23, 2019

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 President Clinton Ave., Ste. 300, Little Rock, AR	72201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	501-205-8508

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 1.02    TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

     On July 23, 2019, Inuvo, Inc. (the “Company”) received notice that the conditions precedent to effectiveness of the termination of the 10% Senior Unsecured Subordinated Convertible Promissory Note, dated November 1, 2018 (the “Note”), issued by the Company in favor of CPT Investments, LLC (“CPT Investments”), have been met pursuant to the Inuvo Note Termination Agreement, dated June 20, 2019, by and between the Company and CPT Investments, and the Note has been cancelled and terminated in full and rendered null and void and all past, current, or future obligations under the Note have been extinguished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.
Date: July 25, 2019	By:	/s/ John B. Pisaris
John B. Pisaris, General Counsel